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                                                                    EXHIBIT 10.8







              SUPPLEMENTAL BENEFIT PLAN FOR DESIGNATED EMPLOYEES OF
                  BOWATER INCORPORATED AND AFFILIATED COMPANIES




                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 26, 1999


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                                    PREAMBLE


Establishment of Prior Plans

        The Supplemental Benefit Plan of Bowater Incorporated (the "Bowater Plan") was established effective December 31, 1971, for the benefit of designated employees of Bowater Incorporated. The Supplemental Benefit Plan for Designated Employees of Bowater Southern Paper Company and Bowater Carolina Company, Divisions of Bowater Incorporated, and other Participating Divisions of Bowater Incorporated (the "Southern Plan") was established effective July 1, 1981, for the benefit of designated employees of Bowater Southern Paper Company, Bowater Carolina Company and certain other divisions of Bowater Incorporated.

Consolidation and Restatement of Plans

        Each of the Bowater Plan and the Southern Plan provided that it could be amended at any time and from time to time. The Bowater Plan and the Southern Plan were amended and restated in their entirety effective August 22, 1990. From and after the effective date thereof, the Bowater Plan and the Southern Plan were deemed to be one plan. Anyone who was a participant under either of these prior plans on the effective date of this consolidation and restatement was a participant in this Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies (the "Plan"). The continued eligibility of such persons to participate in the Plan is determined by the provisions hereof. The Plan was restated in its entirety as of November 1, 1995, in order to incorporate previous amendments and to clarify the meaning of certain provisions. The Plan is now being restated in its entirety as of February 26, 1999, in order to incorporate amendments that have been previously adopted.

Objective of Plan

        The purpose of the Plan is to provide an inducement to key employees of Bowater Incorporated (the "Corporation") and key employees of affiliated companies to which the Board of Directors of Bowater Incorporated extends the Plan to remain in the employment of the Employer (as hereinafter defined) by providing retirement benefits supplemental to those available under the Corporation's basic qualified benefit plans.


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                                Table of Contents

                                                                            Page

Preamble          ...........................................................i


ARTICLE I:  DEFINITIONS

        1.01      "Acquiring Person".........................................1
        1.02      "Affiliate" and "Associate"................................1
        1.03      "Affiliated Company".......................................1
        1.04      "Age" .....................................................1
        1.05      "Beneficial Owner".........................................1
        1.06      "Board"....................................................2
        1.07      "Cause"................................................... 2
        1.08      "Change in Control"........................................2
        1.09      "Child or Children" .......................................3
        1.10      "Code".................................................... 3
        1.11      "Committee"................................................3
        1.12      "Compensation".............................................3
        1.13      "Continuing Director"..................................... 3
        1.14      "Corporation"..............................................3
        1.15      "Disability"...............................................3
        1.16      "Effective Date"...........................................3
        1.17      "Eligible Dependents" .....................................4
        1.18      "Employee" ................................................4
        1.19      "Employer".................................................4
        1.20      "ERISA"....................................................4
        1.21      "Exchange Act".............................................4
        1.22      "Final Average Monthly Compensation"...................... 4
        1.23      "Normal Retirement Age"....................................4
        1.24      "Normal Retirement Date" ..................................4
        1.25      "Other Benefits" ..........................................4
        1.26      "Participant"..............................................4
        1.27      "Person".................................................. 4
        1.28      "Plan".....................................................5
        1.29      "Plan Administrator" ......................................5
        1.30      "Plan Name"................................................5
        1.31      "Retirement".............................................. 5
        1.32      "Spouse" ..................................................5
        1.33      "Years of Service"  .......................................5


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ARTICLE 2:  PARTICIPATION AND ELIGIBILITY FOR BENEFITS

        2.01      Participation............................................. 5
        2.02      Pension Plan Contingent Annuitant Option ..................6
        2.03      Effect on Other Plans .....................................6

ARTICLE 3:  AMOUNT OF RETIREMENT INCOME

        3.01      Normal Retirement Benefits ................................6
        3.02      Early Retirement Reduction................................ 6
        3.03      Benefit Payments ..........................................6
        3.04      Calculation of Deductions for Other Benefits ..............7

ARTICLE 4:  DEATH AND DISABILITY BENEFITS

        4.01      Spouse's Pre-Retirement Death Benefits.................... 7
        4.02      Spouse's Post-Retirement Death Benefits ...................7
        4.03      Children's Death Benefits .................................8
        4.04      Disability Benefits .......................................8

  ARTICLE 5:  GROUP MEDICAL INSURANCE AND LIFE INSURANCE

        5.01      Medical Insurance......................................... 9
        5.02      Life Insurance............................................10

ARTICLE 6:  COVENANTS OF EMPLOYEE

        6.01      During Continuation of Employment.........................11
        6.02      Following Termination of Employment.......................11
        6.03      Remedy for Breach  .......................................12

ARTICLE 7:  OBLIGATION TO PAY BENEFITS

        7.01      Employer Obligated to Pay.................................12
        7.02      Amendment or Termination of the Plan......................12
        7.03      Subsequent to a Change in Control of the Corporation......13
        7.04      Transfers of Employment...................................13

ARTICLE 8:  GENERAL PROVISIONS

        8.01      Limitation of Rights of the Employee......................14
        8.02      Discharge of Obligations..................................14
        8.03      No Assignment of Benefits.................................15
        8.04      Administrative Powers Relating to Payment.................15

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        8.05      Multiple Claimants .......................................15
        8.06      Administration............................................15
        8.07      Indemnification...........................................16
        8.08      Expenses..................................................16
        8.09      Funding ..................................................16
        8.10      Payment of Participant's Expenses.........................16
        8.11      Governing Law ............................................16
        8.12      Severability .............................................17
        8.13      Named Fiduciary ..........................................17

ARTICLE 9:  CLAIMS PROCEDURE

        9.01      Submission of Claims .....................................17
        9.02      Written Notice of Denied Claim ...........................17
        9.03      Review of Decision Denying Claims ........................17
        9.04      Hearing ..................................................17
        9.05      Written Decision of Plan Administrator ...................17

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                             ARTICLE 1: DEFINITIONS


        Unless the context clearly indicates otherwise, the following words and phrases, when used herein with an initial capital letter, shall have the following meanings. Wherever applicable the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

1.01 "ACQUIRING PERSON" shall mean the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Corporation's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Corporation of which the Person is a Beneficial Owner.

1.02 "AFFILIATE AND ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934.

1.03 "AFFILIATED COMPANY" shall mean any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Code
           Section 414(c)) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code Section 414(o). With respect to periods prior to July 23, 1984, Affiliated Company includes any corporation that would have been an Affiliated Company prior to the separation under United Kingdom law of Bowater Incorporated from Bowater plc.

1.04 "AGE" shall mean an Employee's attained age in years and completed months.

1.05 "BENEFICIAL OWNER" of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.



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1.06       "BOARD" shall mean the Board of Directors of the Corporation, as constituted from time to time.

1.07 "CAUSE" shall mean the Participant's gross negligence or willful misconduct, which negligence or misconduct has a demonstrable and material adverse effect upon the Corporation or an Affiliated Company, provided that the Plan Administrator or the Employer shall have given the Participant written notice of the alleged negligence or misconduct and the Participant shall have failed to cure the negligence or misconduct within thirty (30) days after receipt of the notice. The Participant shall be deemed to have been terminated for Cause effective upon the effective date stated in a written notice of termination delivered by the Plan Administrator or the Employer to the Participant setting forth in reasonable detail the facts and circumstances claimed to provide the basis for the Participant's termination.

1.08       "CHANGE IN CONTROL" shall be deemed to have occurred upon:

           (a)        the date that any Person is or becomes an Acquiring
                      Person;

           (b) the date that the Corporation's shareholders approve a merger, consolidation or reorganization of the Corporation with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (i) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Corporation as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

           (c) the date the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (i) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Corporation's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

           (d) the date on which less than 50% of the total membership of the Board consists of Continuing Directors.



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1.09       "CHILD OR CHILDREN" of the Participant shall mean any child or children who are issue of any marriage contracted by the Participant (either before or after their birth) or who have been legally adopted by the Participant by the age of twenty-one (21).

1.10 "CODE" shall mean the Internal Revenue Code of 1986, and any amendments thereto.

1.11 "COMMITTEE" shall mean the Human Resources and Compensation Committee of the Board of Directors of the Corporation.

1.12 "COMPENSATION" shall mean the entire cash compensation paid to, or deferred for the benefit of, a Participant by the Employer as salary, wages, commissions, overtime pay, regular bonuses paid under the Bowater Incorporated Annual Incentive Plan, severance pay paid in periodic installments, Employer contributions made pursuant to a salary reduction agreement that are not includible in the gross income of the Participant under Code Sections 125, 401(e)(3), 402(h) or 403(b), and any compensation that is contributed to a plan maintained by an Employer on behalf of the Participant under Code
           Section 401(k), but excluding any non-cash remuneration, income received upon the exercise of a stock option or stock appreciation right, bonuses received under a long term cash incentive plan, other special remuneration, and any benefits and credits under this or any other employee benefit plan of the Employer.

1.13 "CONTINUING DIRECTOR" shall mean any member of the Board who (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

1.14 "CORPORATION" shall mean Bowater Incorporated and any successor to its business or assets, whether by purchase, merger, consolidation or otherwise.

1.15 "DISABILITY" shall mean the status of being eligible for and receiving the benefits provided under the Long-Term Disability Plan of the Participant's Employer, provided that if a Participant is enrolled in a Long-Term Disability Plan of the Corporation or an Affiliated Company and the plan is discontinued while the Participant is a Participant in the plan, for purposes of this Plan, the Participant shall be deemed disabled at the time he would have been eligible for benefits under the Long-Term Disability Plan in effect immediately prior to its termination had that plan not been terminated. The determination of whether and when a Participant would have been eligible for benefits under any terminated plan shall be made by the Plan Administrator in its sole discretion.

1.16 "EFFECTIVE DATE" shall mean the date on which the provisions of this amended and restated Plan shall be effective, which is February 26, 1999, unless otherwise provided herein.



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1.17       "ELIGIBLE DEPENDENTS" shall mean those dependents of the Participant that are considered eligible to receive medical benefits under the Corporation's group medical benefit plan.

1.18 "EMPLOYEE" shall mean any individual employed by the Employer other than an independent contractor.

1.19 "EMPLOYER" shall mean the Corporation and any subsidiary or affiliated employer authorized by the Corporation to adopt and participate in this Plan.

1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

1.22 "FINAL AVERAGE MONTHLY COMPENSATION" shall mean the average of the Participant's Compensation for the highest thirty-six (36) consecutive calendar months in the last sixty (60) months immediately preceding his termination date and further divided by thirty-six
           (36); except that (i) if the Participant earns Compensation in fewer than sixty (60) months preceding his termination date, his "Final Average Monthly Compensation" shall be based on Compensation for the highest thirty-six (36) consecutive calendar months preceding his termination date, and (ii) if the Participant earns Compensation in fewer than thirty-six (36) consecutive calendar months preceding his termination date, his "Final Average Monthly Compensation" shall be based on Compensation for all months preceding his termination date.

1.23 "NORMAL RETIREMENT AGE" shall mean the day on which the Participant attains his sixty-fifth (65th) birthday.

1.24 "NORMAL RETIREMENT DATE" shall mean the first day of the calendar month coinciding with or next following the Participant's Normal Retirement Age.

1.25 "OTHER BENEFITS" shall mean any benefits payable to a Participant, or his Spouse or Children on behalf of the Participant, under the Bowater Incorporated Benefits Equalization Plan or under any qualified defined benefit pension plan of the Corporation or any Affiliated Company.

1.26 "PARTICIPANT" shall mean anyone who is eligible to participate in the Plan as provided in Article 2, and who continues to have rights or contingent rights to benefits payable under this Plan, subject to the terms and conditions of Article 6. A Participant whose employment is terminated for Cause shall no longer be a Participant, and his Spouse and Children will no longer be entitled to benefits.

1.27 "PERSON" means any individual, firm, corporation, partnership, trust or other entity.



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1.28       "PLAN" shall mean this Supplemental Benefit Plan for Designated
           Employees of Bowater Incorporated and Affiliated Companies, as stated herein, and as it may be amended from time to time.

1.29 "PLAN ADMINISTRATOR" shall mean the Committee or any successor appointed by the Board or its designee.

1.30 "PLAN NAME" shall be Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies.

1.31 "RETIREMENT" shall mean the status of having terminated employment and being eligible for the payment of benefits either immediately or at some future date under any qualified defined benefit pension plans of the Participant's Employer and any Affiliated Company in which he participates, provided a Participant whose employment is terminated for Cause shall not be deemed to have retired for purposes of the Plan.

1.32 "SPOUSE" shall mean the person legally married to a Participant and from whom the Participant is not legally separated at the time of his death.

1.33 "YEARS OF SERVICE" shall mean the Participant's aggregate period of employment consisting of years of service and parts thereof as computed, for benefit accrual purposes, according to the qualified defined benefit pension plan of the Corporation; provided that "Years of Service" for an Employee who is not a Participant hereunder as of his termination date shall not include any period after the last date on which he was a Participant.

              ARTICLE 2: PARTICIPATION AND ELIGIBILITY FOR BENEFITS

2.01 PARTICIPATION: Employees of the Corporation who (i) are in salary grades thirty-one (31) and above, or (ii) are designated as eligible by the Committee, shall be Participants in the Plan. Should the Plan be extended to an Affiliated Company that adopts the Plan, the Committee shall designate which Employees of such Affiliated Company shall participate in the Plan. Subject to the provisions of Section 7.04(a)(i), a Participant who ceases to be an Employee of the Corporation or an Affiliated Company that has adopted the Plan or who
           (a) is no longer in salary grade thirty-one (31) or above, or (b) is designated by the Committee as no longer eligible to participate in the Plan, will cease accruing benefits under the Plan, unless and until the Participant again becomes eligible to be a Participant in the Plan.

           Notwithstanding the foregoing, the Employee's Compensation shall continue to be included for purposes of determining his Final Average Monthly Compensation under Article 3.




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2.02       PENSION PLAN CONTINGENT ANNUITANT OPTION: A Participant who is
           married on the date benefits become payable under Section 3.03 must have elected, and not subsequently revoked, a fifty percent (50%) or higher contingent annuitant option (with his Spouse as contingent annuitant) under all qualified defined benefit pension plans of his Employer and any Affiliated Company in which he participates in order for him, his Spouse or his Children to be eligible for benefits under the Plan.

2.03 EFFECT ON OTHER PLANS: Although the Plan references the provisions of other plans established by the Corporation and its Affiliated Companies, the provisions of those plans will not be changed or enlarged hereby.

                     ARTICLE 3: AMOUNT OF RETIREMENT INCOME

3.01 NORMAL RETIREMENT BENEFITS: Subject to the provisions of Sections 2.01, 2.02, 6.03, 7.02 and 7.04, a Participant (i) whose Retirement occurs on or after his Normal Retirement Date, or (ii) whose Retirement occurs before his Normal Retirement Date but who does not commence receiving benefits under the qualified defined benefit pension plan of his Employer or an Affiliated Employer in which he participates until on or after his Normal Retirement Date, shall be entitled to a monthly benefit equal to (a) plus (b) minus (c) below:

           (a) Two-and-one-half percent (2-1/2%) of Final Average Monthly Compensation for each Year of Service up to twenty (20) Years of Service.

           (b) One percent (1%) of Final Average Monthly Compensation for each Year of Service greater than twenty (20) and up to thirty (30) Years of Service.

           (c) Any Other Benefits which may be payable in any month to the Participant.

3.02 EARLY RETIREMENT REDUCTION: Subject to the provisions of Sections 2.01, 2.02, 6.03, 7.02 and 7.04, when a Participant commences receiving benefits under a qualified defined benefit pension plan of his Employer or an Affiliated Company prior to his Normal Retirement Date, he also shall begin receiving the monthly benefit determined under paragraphs (a) and (b) of Section 3.01 as of the date of commencement, reduced by one-half of one percent (1/2%) for each month by which the commencement of benefits precedes the Participant's attainment of age sixty (60), less the amount determined under Section 3.01(c). This amount shall not be increased upon the Participant's attainment of age sixty (60).

3.03 BENEFIT PAYMENTS: Retirement benefits payable pursuant to this Article shall be payable monthly on the first day of each month commencing with the date on which benefit payments commence under any qualified defined benefit pension plan of the Participant's Employer or an Affiliated Company in which he participates and continuing through the first day of the month in which the Participant dies or is re-employed by the Employer.


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3.04       CALCULATION OF DEDUCTIONS FOR OTHER BENEFITS: If any Other Benefits
           shall be due to the Participant, his estate, Spouse or Children in a lump sum or over a period shorter or longer than the period herein provided with respect to payments hereunder, or at different intervals, or if they commence at a different time, then and in such case, the aggregate of all Other Benefits shall for the purposes hereof be actuarially converted into benefits payable over the monthly periods provided for payments hereunder based on the actuarial assumptions used in the Employer's qualified defined benefit pension plan covering the Participant at the time benefits commence hereunder in order to arrive at the deductions herein provided for the Other Benefits.

                    ARTICLE 4: DEATH AND DISABILITY BENEFITS

4.01 SPOUSE'S PRE-RETIREMENT DEATH BENEFITS: Subject to the provisions of Articles 6 and 7, the surviving Spouse of a Participant who dies prior to his Retirement or who, at the time of his death, was receiving a Disability benefit under Section 4.04 (excluding benefits payable pursuant to the next to the last sentence of Section 4.04), will be entitled to receive a monthly benefit, payable on the first day of each month, commencing with the month following the Participant's death. Payments shall cease with the payment for the month in which the Spouse dies.

           The amount of the Spouse's monthly benefit shall be sixty percent (60%) of the projected monthly benefit the Participant would have been entitled to receive under Section 3.01(a) and 3.01(b) calculated in the manner hereinafter specified and reduced by any Other Benefits which may be payable to the Spouse.

           For purposes of determining such projected monthly benefit, the Participant's rate of annual Compensation at the time of his death or Disability will be assumed to have remained unchanged to his Normal Retirement Date, and his Years of Service will be deemed to include the period between his date of death and his Normal Retirement Date.

4.02 SPOUSE'S POST-RETIREMENT DEATH BENEFITS: Subject to the provisions of Articles 6 and 7, the surviving Spouse of a Participant who dies subsequent to his Retirement or who, at the time of his death, was receiving a Retirement benefit pursuant to the next to the last sentence of Section 4.04, will be entitled to receive a monthly benefit, payable on the first day of each month commencing with the month following the Participant's death. Payments shall cease with the payment for the month in which the Spouse dies.

           In the case of a Participant who, prior to his death, had commenced receiving benefits under Article 3 or under the next to the last sentence of Section 4.04, the amount of the Spouse's monthly benefit shall be sixty percent (60%) of the total monthly benefit determined under Sections 3.01(a) and 3.01(b) (or the next to the last sentence of Section 4.04 where applicable) that was being paid to the Participant at the time of his death, reduced by the amount of any Other Benefits which may be payable to the Spouse.



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           In the case of a Participant who had not commenced receiving benefits under Article 3 or under the next to the last sentence of Section 4.04, the amount of the Spouse's monthly benefit shall be sixty percent (60%) of (i) the total monthly benefit determined under
           Section 3.01(a) and 3.01(b) reduced by (ii) one-half of one percent (1/2%) for each month by which the date of the Participant's death precedes the date on which the Participant would have attained age sixty (60), less the amount of any Other Benefits which may be payable to the Spouse.

4.03 CHILDREN'S DEATH BENEFITS: On the death of a Spouse who was receiving benefits under Section 4.01 or Section 4.02, the Participant's Children who are under the age of twenty-one (21) will be entitled to receive collectively a monthly benefit, payable on the first day of each month commencing with the month following the Spouse's death.

           Notwithstanding the provisions of Section 3.04 hereof, subject to the provisions of Articles 6 and 7, on the death of a Participant who is not survived by a Spouse, the Participant's Children who are under the age of twenty-one (21) will be entitled to receive collectively a monthly benefit, payable on the first day of each month commencing with the month following the Participant's death.

           The amount of the Childrens' monthly benefit payable under this
           Section 4.03 shall be twenty percent (20%) of the monthly benefit the Spouse was receiving, or would have been entitled to receive (in instances where there is no surviving Spouse), under Section 4.01 or
           Section 4.02, as the case may be, multiplied by the number of Children under age twenty-one (21) during the month. The maximum Childrens' monthly benefit shall, however, in no case be more than one hundred percent (100%) of the amount of the benefit to which the Participant's surviving Spouse was or would have been entitled. Benefits payable to Children of a Participant pursuant to this Section shall be reduced proportionately as each Child attains the age of twenty-one (21) years or sooner dies and shall terminate with the payment on the first day of the month in which the last remaining Child of the Participant attains the age of twenty-one (21) years or sooner dies.

           The benefits that a Child or Children are entitled to receive shall accrue and be paid for the collective use and benefit of the Child or Children under age twenty-one (21) to their duly appointed conservator(s), guardian(s) or trustee(s) where applicable. If the Children have different fiduciaries representing them, the payment to each fiduciary on behalf of the Children shall be proportionate to the number of Children each fiduciary represents. The receipt by the fiduciaries of the amount of the benefit paid shall constitute a full and complete discharge therefor to the Employer.

4.04 DISABILITY BENEFITS: In the event of the Disability of a Participant, the Participant shall be entitled to a monthly supplemental disability income benefit payable on the first day of each month commencing with the month following the date of Disability equal to
           (a) or (b) below:

           (a) If the Participant is enrolled in and declared disabled under the Employer's Long-Term Disability Plan, forty percent (40%) of that portion of the

                      Participant's Compensation as of the date of such Disability in excess of the maximum Compensation covered by the Long-Term Disability Plan divided by twelve (12), less any Other Benefits that may be payable in any month to the Participant as a consequence of his Disability.

           (b) If the Participant was enrolled in his Employer's Long-Term Disability Plan and the plan was discontinued while the Participant was a Participant in the plan, forty percent (40%) of that portion of the Participant's Compensation as of the date of the termination of the Long-Term Disability Plan in excess of the maximum Compensation covered by the Long-Term Disability Plan as of the termination date divided by twelve (12), less any Other Benefits that may be payable in any month to the Participant as a consequence of his Disability to the extent Other Benefits had accrued as of the date of termination of the Long-Term Disability Plan.

           Supplemental disability income shall continue until the monthly payment preceding the earliest of the Participant's Normal Retirement Date, or death, or the date on which the Participant's Disability ends. Upon the Participant's reaching his Normal Retirement Date, the payments pursuant to this Section 4.04 shall cease, and the Participant shall be entitled to retirement benefits calculated in accordance with the provisions of Section 3.01 based upon his Final Average Monthly Compensation on the date of such Disability and his Years of Service to his Normal Retirement Date.

           A Participant who is eligible for, but not enrolled in, his Employer's Long-Term Disability Plan shall not be entitled to a Disability benefit under the Plan.

              ARTICLE 5: GROUP MEDICAL INSURANCE AND LIFE INSURANCE

5.01 MEDICAL INSURANCE: (a) If, under the group medical benefit plan maintained by the Employer, a Participant has in effect medical insurance as of the date of Retirement and is entitled to the immediate payment of annuity benefits under his Employer's qualified defined benefit pension plan:

                      (i) After Retirement of the Participant and until midnight ending the day prior to the Participant's 65th birthday, the Employer will continue to provide to the Participant at its sole cost and expense the medical insurance and other medical benefits in effect immediately prior to his Retirement subject to such changes as may be made to the coverage offered to active salaried exempt Employees of the Employer from time to time.

                      (ii) Beginning immediately after midnight of the day prior to the Participant's 65th birthday, the Employer will provide to the Participant at its sole cost and expense a supplemental medical plan designed to supplement Parts A and B of Medicare (or whatever the equivalent coverage may be at some future date). The coverage provided under this Section 5.01(a)(ii) may be amended from time to time, either before or after a Participant's Retirement.

           (b) After the Retirement or death of a Participant, the medical insurance and other medical benefits provided active salaried exempt Employees will be made available to Eligible Dependents of the Participant at the Employer's sole cost and expense until they reach the age of sixty-five (65) or cease to qualify as Eligible Dependents. Upon reaching the age of sixty-five (65), the Participant's Eligible Dependents will be provided a supplemental medical plan at the Employer's sole cost and expense designed to supplement Parts A and B of Medicare (or whatever the equivalent coverage may be at some future date). The coverage provided under this Section 5.01(b) may be amended from time to time.

           (c) All medical insurance or other medical benefits provided to any person pursuant to this Article shall be reduced by the amount of corresponding employer-provided (or any other third-party provided) medical insurance and medical benefits provided to that person at any time under a group or governmental plan.

5.02 LIFE INSURANCE: If, under a group life insurance program of the Employer, the Participant has in effect basic group life insurance up to the date of his Retirement and is entitled to the immediate payment of annuity benefits under his Employer's qualified defined benefit pension plan, the Employer will continue to carry life insurance on the Participant's life after Retirement, with premiums paid solely by the Employer, to the extent of, and in accordance with, the following:

           (a) Effective immediately after midnight of the day prior to Retirement, the amount of basic group life insurance coverage in effect for the Participant will be reduced by fifty percent (50%).

           (b) Effective immediately after midnight of the day prior to the Participant's sixty-sixth (66th) birthday, the amount of basic group life insurance coverage will be further reduced by ten percent (10%) of the amount of pre-Retirement coverage. The amount of basic group life insurance coverage will be further reduced each succeeding year effective immediately after midnight of the day prior to the Participant's birthday by ten percent (10%) of the pre-Retirement amount, provided that the amount of basic group life insurance coverage shall not be reduced below $10,000.

           (c) If the Participant continues to be an Employee after his Normal Retirement Age, the Employer will continue to provide basic group life insurance for which the Participant is eligible as an active Employee under the group insurance program of the Employer until the Participant's Retirement. Effective immediately after midnight of the day prior to Retirement, the amount of basic group life insurance coverage in effect will be reduced by fifty percent (50%) plus ten percent (10%) for every year by which the Participant's age at Retirement exceeds sixty-five (65); provided, however, that the amount of basic group life insurance in effect shall not be reduced below $10,000. The amount of basic group life insurance coverage in effect for the Participant (if in excess of $10,000) will be further reduced each year effective immediately after midnight of the day prior to the Participant's birthday by ten percent (10%) of the pre-Retirement amount, which reduction will be repeated until the amount of basic group life annual insurance coverage reaches $10,000, which amount will then continue unchanged until the Participant's death.

                        ARTICLE 6: COVENANTS OF EMPLOYEE

6.01 DURING CONTINUATION OF EMPLOYMENT: As long as a Participant continues as an Employee of the Employer, the Participant shall devote his entire working time to the service of the Employer, except to the extent that the Committee shall waive this provision.

6.02 FOLLOWING TERMINATION OF EMPLOYMENT: Upon termination of employment, the Participant, until the earlier of his death or the date which is five (5) years from the date of termination of employment:

           (a) shall from time to time consult with the Corporation and its Affiliated Companies in an advisory capacity if, and when, the Participant is reasonably requested to do so by the Corporation or any such Affiliated Company;

           (b) shall not, without the written consent of the Committee, compete directly or indirectly, or participate in any business that competes directly or indirectly, with the Corporation or any Affiliated Company in any geographic area where the Corporation or any such Affiliated Company is conducting or actively proposing to conduct its business at the time of such termination of employment. The foregoing shall include but not be limited to (i) serving as an executive officer, employee, agent or representative of, or consultant to, or having any direct or indirect interest, as a stockholder, partner or joint venturer or any other financial interest in, any business that manufactures or markets products manufactured or marketed by the Corporation or an Affiliated Company in areas in which any of the foregoing is, at the time of such termination of employment, marketing or actively proposing to market such products, provided that ownership by the Participant, directly or indirectly, of less than five percent (5%) of the outstanding shares of stock of any company listed on any national securities exchange shall be deemed not to be a participation in a business; and (ii) directly or indirectly soliciting customers or employees of the Corporation or an Affiliated Company at the time of the termination of employment or enterprises or individuals that were customers or employees of the Corporation or an Affiliated Company at any time during the twelve-month period ending upon the termination of employment or which were at such time being actively solicited by the Corporation or an Affiliated Company to become customers or employees of the Corporation or an Affiliated Company;

           (c) shall cooperate and assist in any litigation, arbitration or similar proceeding in which the Corporation or any Affiliated Company is a party or has an interest if, and when, the Participant is reasonably requested to do so by the Corporation or any such Affiliated Company (the Corporation shall pay any out-of-pocket expenses); and

           (d) shall not, except with the written consent of the Committee, or to the extent compelled by a court of competent jurisdiction, disclose or use directly or indirectly any trade secrets or other confidential information or proprietary data of the Corporation or any Affiliated Company; provided, however, that confidential information shall not include any information known to the public (other than as a result of unauthorized disclosure by the Participant) or any information of a type not otherwise considered confidential by persons engaged in the same or similar businesses.

6.03 REMEDY FOR BREACH: If the Participant at any time fails to comply with the requirements of Sections 6.01 or 6.02, the Employer's obligation to pay or provide benefits hereunder to any Participant or to the Participant's surviving Spouse or Children shall automatically terminate and neither said Participant nor the Participant's surviving Spouse, Children or any other person claiming any benefits pursuant to the Participant's participation in the Plan shall have any rights, claims or causes of action hereunder against the Board, the Committee, the Corporation, the Plan Administrator, the Employer or any Affiliated Company, any trust or other funding vehicle maintained in respect of the Plan, or any person acting on their behalf. The remedy provided in this Section 6.03 for breach by the Participant of the provisions of Section 6.02 hereof shall be exclusive; provided, however, that the Employer shall not be precluded from pursuing any other remedies available to it under any other plan or agreement with the Participant that contains non-compete provisions and other restrictive covenants.

                     ARTICLE 7: OBLIGATION TO PAY BENEFITS

7.01 EMPLOYER OBLIGATED TO PAY: Except as otherwise provided in Articles 6 and 7, the Employer employing the Participant on the date of termination of the Participant's employment shall be obligated to pay or provide the benefits to which the Participant, his Spouse and Children are entitled under the Plan.

7.02 AMENDMENT OR TERMINATION OF THE PLAN: The Committee reserves the right at any time, and from time to time, to amend, in full or in part, any or all of the provisions of the Plan, or to terminate the Plan at any time. The right to amend the Plan shall include the right to provide for additional benefits for a Participant or to waive the applicability of certain Plan provisions to a Participant pursuant to a separate contractual agreement. All amendments (including any contractual agreements providing for additional benefits or waivers) shall be authorized by the Committee and signed by a duly authorized representative thereof. Notwithstanding the foregoing, however, no such amendment or termination shall have the effect of reducing the benefits:

           (a) payable under Articles 3 and 4 hereof to a Participant whose employment terminated prior to the effective date of such amendment or termination of the Plan or payable to such Participant's Spouse or Children; or

           (b) to which a Participant, his surviving Spouse or Children are entitled under Articles 3 and 4 hereof assuming, for purposes of computing those benefits, that (i) the date of the amendment or termination, as applicable, is the date of the

                      Participant's Retirement; (ii) the amount of Other Benefits to which the Participant, his Spouse or Children are entitled, includes only Other Benefits as had accrued prior to the date of the amendment or termination; and
                      (iii) the Participant is not given credit in computing his Years of Service under the last sentence of Section 4.01 or the next to last sentence of Section 4.04 for any period subsequent to the date of the amendment or termination; or

           (c) to which any Participant and any Participant's surviving Spouse or Children are entitled upon Retirement or death under Article 5 hereof as in effect prior to any amendment or termination, except as specifically allowed pursuant to
                      Section 5.01(a)(i) and the last sentences of Sections 5.01(a)(ii) and 5.01(b).

7.03 SUBSEQUENT TO A CHANGE IN CONTROL OF THE CORPORATION: If, after a Change in Control of the Corporation shall have occurred, a Participant's employment is terminated for any reason other than Retirement, death or Disability or for Cause, the Employer nonetheless shall be unconditionally obligated notwithstanding the provisions of Article 6, to pay or provide benefits to such Participant and to the Participant's surviving Spouse and Children under Articles 3 and 4 hereof that are not less than the benefits that would be payable under such provisions assuming that:

           (a) the date of the Change in Control were the date of the Participant's Retirement;

           (b) the amount of Other Benefits to which the Participant, his Spouse or Children were entitled included only the Other Benefits as had accrued prior to the date of the Change in Control; and

           (c) the Participant were not given credit in computing his Years of Service under the last sentence of Section 4.01 or the next to last sentence of Section 4.04 for any period subsequent to the date of the Change in Control.

7.04       TRANSFERS OF EMPLOYMENT:

           (a) In the event a Participant is transferred to an Affiliated Company that does not have a supplemental retirement benefit plan:

                      (i) If the Affiliated Company to which the Participant is transferred so agrees, the Participant shall continue to accrue benefits under the Plan, whereupon the Employer employing the Participant immediately prior to the transfer shall transfer to the Affiliated Company all assets, if any, held by the Employer for purposes of funding any liability to the Participant hereunder, and the Affiliated Company shall assume (and the Employer employing the Participant immediately prior to the transfer will be relieved of) all liability for payment of benefits hereunder to the Participant;

                      (ii) Otherwise, the responsibility for providing the accrued benefits hereunder shall remain with the Employer employing the Participant prior to the transfer. The accrued benefits shall be limited to the benefits that would be payable to the Participant, his Spouse and Children under Section 7.02 had the Plan been terminated with respect to the Participant on the date of the transfer of employment.

           (b) In the event a Participant is transferred to an Affiliated Company that has a supplemental retirement plan that does not give credit for Years of Service with the Corporation and any other Affiliated Company prior to the date of the transfer, the responsibility for providing the accrued benefits hereunder shall remain with the Employer employing the Participant prior to the transfer unless there is a mutual agreement between the two employers that the successor employer shall be responsible for providing accrued benefits. The accrued benefits shall be limited to the benefits that would be payable to the Participant, his Spouse and Children under Section 7.02 had the Plan been terminated with respect to the Participant on the date of the transfer of employment.

           (c) In the event a Participant is transferred to an Affiliated Company that has a supplemental retirement plan that gives credit for Years of Service with the Corporation and any other Affiliated Company prior to the date of the transfer, and if the Participant accepts designation as a participant in that plan, the Participant shall be entitled only to the benefits of the supplemental retirement plan of the Employer employing the Participant subsequent to the transfer, and the Employer employing the Participant immediately prior to the transfer shall have no further obligation hereunder; however, to the extent that the benefits payable to the Participant on account of service to an Employer prior to the date of the transfer are less than the benefits that would be payable to the Participant under Section 7.02(b) had the Plan been terminated with respect to the Participant on the date of the transfer of employment, the Employer employing the Participant prior to the transfer shall be liable to the Participant to the extent of any shortfall. If the Participant does not accept designation as a participant in the plan, then the Participant shall be treated as though he had transferred to an Affiliated Company that does not have a supplemental retirement benefit plan.

                          ARTICLE 8: GENERAL PROVISIONS

8.01 LIMITATION OF RIGHTS OF THE EMPLOYEE: Inclusion under the Plan shall not give a Participant, his Spouse, or his Children any right or claim to a benefit, except as specifically defined in this Plan. The establishment of the Plan shall not be construed as giving any Employee a right to be continued in the service of the Corporation or any Affiliated Company.

8.02 DISCHARGE OF OBLIGATIONS: The Employer and the Committee may at any time fully and completely satisfy and discharge all its obligations hereunder to the Participant, his Spouse or his Children by:

           (a) delivering, or causing to be delivered, to the Participant, his Spouse, or his Children a fully-paid policy issued by a corporate insurer rated "A" or "A-plus" in Best's Insurance Guide; or

           (b) instituting or amending a pension plan in which the Participant is a Participant to provide an equal benefit; or

           (c) making some other arrangement for the Participant, his Spouse, or his Children; provided that, in any case mentioned in (a), (b), or (c) hereof, provision is made for not less than the benefits to which the Participant, his Spouse or his Children, as the case may be, may be entitled under the provisions hereof; or

           (d) entering into a contract with the Participant, containing terms mutually agreed upon by the Employer and the Participant, to provide benefits in lieu of those provided hereunder.

8.03 NO ASSIGNMENT OF BENEFITS: None of the rights of the Participant or of other beneficiaries under this Plan shall be assignable in whole or in part either directly or by will or succession, but shall be personal to the individual Participant, the Participant's surviving Spouse, or the Participant's Children as the case may be.

8.04 ADMINISTRATIVE POWERS RELATING TO PAYMENTS: (a) If any person eligible to receive payments under the provisions of this Plan is under a legal disability or, by reason of illness or mental or physical disability, is, in the opinion of the Plan Administrator, unable to properly administer payments made pursuant to the Plan, the Committee or its designee shall make payments in any of the following ways:

                      (i) Directly to the person eligible to receive the payments;

                      (ii) To the legal representative of such person eligible to receive payments or;

                      (iii) To some relative by blood or marriage, or friend, for the benefit of such person eligible to receive payments.

           (b) Any payment made pursuant to this Section shall be in complete discharge of the obligation therefor under the Plan.

8.05 MULTIPLE CLAIMANTS: If two or more persons other than the Participant shall claim to be entitled to any payment hereunder on the ground that any one or more of such persons is the surviving Spouse or a Child of the Participant, payment to one or more of those persons as shall in the opinion of the Employer be entitled thereto shall discharge all obligations of the Employer hereunder in respect of that payment.

8.06 ADMINISTRATION: The Plan Administrator shall have full authority to control and manage the operation and administration of the Plan, including the right to appoint other fiduciaries, to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable (including legal and actuarial counsel) and to delegate to others any administrative procedures that are necessary for the administration of the Plan. Subject to the provisions of Article 9, the decision of the Plan Administrator on all matters concerning the interpretation and administration of this Plan shall be final. Neither the Board, the Corporation, the Committee, the Plan Administrator, any

           Affiliated Company, nor any persons acting on their behalf shall be subject to any liability to any Participant or other person in connection with the construction and administration of this Plan.

8.07 INDEMNIFICATION: The Corporation shall indemnify each member of the Committee, the Board of Directors, and the Plan Administrator (if different from the Committee), or any of their delegees, against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Plan Administrator, or designee or delegee thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Corporation, notify the Corporation of the commencement thereof, and the omission so to notify the Corporation will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Corporation shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

           In the event the Corporation elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

8.08 EXPENSES: Any expenses reasonably incurred by the Committee, the Board, or the Plan Administrator (if different from the Committee), or their designees, in the performance of their duties shall be paid by the Corporation. Reasonable expenses include the cost of insurance obtained to protect the Committee, the Board, the Plan Administrator, or their designees, from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan.

8.09 FUNDING: The Employer's obligations under this Plan shall be unfunded, and the Employer shall not be obligated under any circumstances to fund its obligations under this Plan.

8.10 PAYMENT OF PARTICIPANT'S EXPENSES: The Employer shall pay or reimburse a Participant for all costs, including reasonable attorneys' fees and expenses of litigation and/or arbitration, incurred by the Participant in seeking to obtain or enforce any right or benefit provided by the Plan, provided that the Participant is the prevailing party in any such litigation or arbitration proceeding.

8.11 GOVERNING LAW: To the extent not preempted by ERISA, this Plan shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware and shall be binding upon the Corporation.

8.12 SEVERABILITY: The provisions of this Plan are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision.

8.13       NAMED FIDUCIARY:  The Plan Administrator is the named fiduciary.

                           ARTICLE 9: CLAIMS PROCEDURE

9.01 SUBMISSION OF CLAIMS: Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or a person designated by the Plan Administrator for this purpose. Written notice of the disposition of a claim shall be furnished the claimant within ninety
           (90) days after the application therefor is filed. The ninety-day notice period shall, however, be extended for an additional ninety
           (90) days if the Plan Administrator determines that an extension of time is necessary to process the claim and so advises the claimant in writing within ninety (90) days after receipt of the claim, which writing shall also indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

9.02 WRITTEN NOTICE OF DENIED CLAIM: The Plan Administrator or its designee shall provide adequate notice in writing to any person whose claim for benefits has been denied. The notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. The notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect the claim; and shall explain why the additional material or information is necessary. The notice shall also explain the Plan's claims review procedure.

9.03 REVIEW OF DECISION DENYING CLAIM: The Plan Administrator or its designee shall afford to any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review of the decision denying the claim. The claimant or his duly authorized representative shall request a review in writing not more than ninety
           (90) days after receipt by the claimant of written notification of denial of a claim. Within ten (10) days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

9.04 HEARING: Upon receipt of a timely request for review, the Plan Administrator or its designee may hear the claimant's request and inquire into the merits of the matter. The Plan Administrator or its designee shall meet promptly with the claimant and/or his duly authorized representative and hear arguments and/or examine documents the claimant or his representative present.

9.05 WRITTEN DECISION OF PLAN ADMINISTRATOR: A decision of the Plan Administrator or its designee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant. The decision shall include specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly and not later than sixty (60) days after a request for review, unless special circumstances require an extension. In that case, the claimant shall be so advised in writing prior to the expiration of the initial sixty (60) day period and a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of a request for review.

           IN WITNESS WHEREOF, the Corporation has caused this document to be executed by its duly authorized officer this 11th day of May 1999, but effective as of February 26, 1999.


                                       BOWATER INCORPORATED



                                       By: /s/ James T. Wright
                                           -------------------------------------
                                       Name: James T. Wright
                                       Title: Vice President - Human Resources